Exhibit 99.1

2600 Citadel Plaza Drive

P.O. Box 924133

Houston, Texas 77292-4133

NEWS RELEASE

Information: Michelle Wiggs, Phone: (713) 866-6050

WEINGARTEN REALTY

REPORTS FOURTH QUARTER RESULTS AND

INCREASES DIVIDEND

HOUSTON, February 22, 2021 (BUSINESS WIRE) -- Weingarten Realty (NYSE: WRI) announced today the results of its operations for the quarter ended December 31, 2020.  The supplemental financial package with additional information can be found on the Company's website under the Investor Relations tab.

“We appreciate your understanding the rescheduling of our press release and conference call but the loss of electricity, water and internet connectivity from the severe cold experienced in Texas last week resulted in very difficult working conditions for our team that made this delay necessary.  Our Texas properties have held up well.  We had minimal power and water outages, but all of our properties are open and operating.

We are pleased with our solid fourth quarter results.  Our focus continues on the safety and well-being of our associates, working with our tenants and all of our stakeholders including the broader community.  Uncertainty remains, but solid cash collection metrics, a very stable base of essential tenants and the acceleration of leasing activity makes us cautiously optimistic about 2021.  A full recovery to pre-pandemic operating results will likely not occur for many months but our transformed portfolio of grocery anchored, open-air centers located in the southern and western U.S. that provide basic goods and services gives us great confidence as we continue our recovery,” said Drew Alexander, Chairman, President and Chief Executive Officer.

Fourth Quarter and Full Year Operating and Financial Highlights

●	Net income attributable to common shareholders (“Net Income”) for the fourth quarter was $0.18 per diluted share (hereinafter “per share”) compared to $0.20 per share in the third quarter of 2020 and $0.58 per share in the same quarter of 2019;
●	Core Funds From Operations Attributable to Common Shareholders ("Core FFO") for the quarter was $0.43 per share compared to $0.44 per share in the third quarter of 2020 and $0.53 per share in the same quarter of 2019;
●	Common dividend per share will increase 67% to $0.30 per quarter;
●	Cash collections of rent and billable expenses were 94% of the total billed for the fourth quarter;
●	Leasing production was the highest fourth quarter production in annualized base minimum rents since 2015. The Company executed 81 new leases and 91 renewals representing $14.6 million in base minimum rent;
●	Dispositions in the quarter were $96 million bringing the year-to-date total to $248 million; and,

●	Acquisition of the remaining 42% of the Village Plaza at Bunker Hill center not previously owned, which is one of the best properties in the portfolio.

Financial Results

The Company reported Net Income of $23.1 million or $0.18 per share for the fourth quarter of 2020, as compared to $75.2 million or $0.58 per share for the same period in 2019.  The Company recognized impairment of $24.1 million during the quarter related to properties sold or marketed for sale.  Additionally, gains on sales of properties were lower by $12.3 million in the fourth quarter of 2020 when compared to the fourth quarter of 2019.  The remainder of the decrease in net income was due primarily to the ongoing impact of the pandemic on the Company’s operating results which included tenant fallouts, reserves recorded for bad debt expense/uncollectible revenue and abatements of rent during the quarter.  Also contributing to the year-over-year decrease in net income was the reduction in income from the Company’s disposition program.  For the full year, Net Income was $112.1 million or $0.88 per share for 2020 compared to $315.4 million or $2.44 per share for 2019.

Funds From Operations attributable to common shareholders in accordance with the National Association of Real Estate Investment Trusts definition (“NAREIT FFO”) was $55.8 million or $0.43 per share for the fourth quarter of 2020 compared to $69.2 million or $0.53 per share for 2019.  The decrease is primarily due to reduced revenue from tenants converted to cash basis accounting, fallouts, abatements and higher bad debt expense/uncollectible revenue, which together total $0.08 per share, as well as the impact of the Company’s disposition program in both 2019 and 2020 of $0.03 per share.  Core FFO for the quarter was the same as NAREIT FFO on a per share basis for both years.  Core FFO for the year ended December 31, 2020 was $214.3 million or $1.65 per share compared to $273.7 million or $2.10 per share for 2019.

A reconciliation of Net Income to NAREIT FFO and Core FFO is included herein.

Operating Results

For the period ending December 31, 2020, the Company’s operating highlights were as follows:

	Q4 2020	YTD 2020
Occupancy (Signed Basis):
Occupancy - Total	92.9%
Occupancy - Small Shop Spaces	88.6%
Occupancy - Same Property Portfolio	93.4%

Same Property Net Operating Income, with redevelopments	(12.1)%	(10.4)%

Rental Rate Growth - Total:	5.8%	7.4%
New Leases	9.6%	11.2%
Renewals	3.8%	6.6%

Leasing Transactions:
Number of New Leases	81	223
New Leases - Annualized Revenue (in millions)	$6.4	$16.4
Number of Renewals	91	443
Renewals - Annualized Revenue (in millions)	$8.3	$44.0

A reconciliation of Net Income to SPNOI is included herein.

COVID-19 Update

The coronavirus pandemic continues to impact the Company’s operations, however the transformed portfolio of quality properties posted improved collection metrics in the fourth quarter.  Cash collections of prorata base rent and expense recoveries totaled 94% for the fourth quarter compared to 93% for the third quarter.  Cash collections in January remain consistent with 93% collected to-date.  Deferrals of rent payments to future periods executed in the fourth quarter represent an additional 2%, down from 4% in the third quarter.  Abatements of rent during the fourth quarter were 1%.

While there remains significant uncertainty with respect to the ongoing impact of the pandemic, recent updates showing reductions in new cases and reduced hospitalizations, and the ongoing distribution of the vaccines give retailers hope for a more normalized economic environment on the horizon.  However, many of the Company’s tenants, primarily small shop merchants, are struggling and likely will continue to struggle for some time.  Nevertheless, the Company is optimistic that collections will remain strong as rents from tenants deemed “essential” represent 63% of total rents for the quarter.  Cash collections from these essential tenants were 96% for the fourth quarter.  Additionally, cash collections from “non-essential” tenants for the quarter represent 91% of the total compared to 89% for the third quarter.

“We are extremely pleased with the continued improvement in cash collections in the quarter as it reflects the strength of our transformed portfolio of quality properties.  While we continue to work our way through issues with our tenants, there are several categories where our tenants are healthy, thriving and expanding.  We are also very excited with the strength of our leasing activity as the number of deals we completed in the fourth quarter is the highest we have produced in a fourth quarter since 2015.  Leasing activity continues to accelerate in 2021 with approximately $10 million of annualized revenue from leases that are signed but not yet paying rent.  Additionally, we have a robust pipeline of over 60 new leases that are under letter of intent and negotiating in our legal department with annualized rents greater than $7 million that makes us optimistic as we look to the future,” said Johnny Hendrix, Executive Vice President and Chief Operating Officer.

Additional information can be found on page 41 of our supplemental disclosure.

Transaction and Development Activity

During the fourth quarter, the Company purchased 42% of the Village Plaza at Bunker Hill center with proceeds from the Company’s simultaneous disposition of Overton Park Plaza in Fort Worth, Texas, which marks its exit from that market.  Village Plaza at Bunker Hill, of which the Company is now the sole owner, is a 492,000 square foot center in Houston, Texas.  It is anchored by a 128,000 square foot H-E-B grocer, Burlington, Nordstrom Rack, Ross and Academy Sports + Outdoors.  This property is one of the top shopping centers in Houston with 140,000 people and average incomes of $141,000 in a 3-mile radius.  Additionally, the Company exited Charlotte, North Carolina with the sale of Galleria Shopping Center.

For the full year, the Company’s dispositions included eleven shopping centers and four land parcels totaling $248 million.  The Company expects dispositions will be lower in 2021, but will continue to monitor opportunities to further de-risk its portfolio through strategic dispositions going forward.  As always, the Company will carefully consider the impact of current market conditions in assessing sales prices.  In addition, the Company purchased two shopping centers and four buildings in existing centers for $167 million and invested approximately $75 million in its three large new development projects.

Subsequent to quarter end, the Company sold two non-core properties in Raleigh, North Carolina and Tucson, Arizona for $54 million.

The Company’s three mixed-use new development projects continue to progress nicely.  At Centro Arlington in Washington DC, construction is complete and the residential portion of the property is 86% leased and the retail portion is 98% leased.  West Alex, also located in DC, is 82% leased on the retail component and 43% leased on the residential component of the property.  The Harris Teeter supermarket is under construction and should open in the summer of 2021.

Construction on the residential tower at the Driscoll at River Oaks is nearly complete with 40% leased.  The Company is encouraged by the leasing progress at all three of these projects, in light of market conditions.

Balance Sheet, Liquidity and Dividends

The benefit of the Company’s best in class balance sheet has been highlighted by this crisis.  With low leverage, the absence of any material maturities until the fourth quarter of 2022 and the full availability of its revolving credit facility, the Company is in a solid liquidity position.  Accordingly, the Company repurchased approximately 832,000 of its common shares in the fourth quarter at an average price of $16.66 per share.  The Company will continue to carefully monitor cash flows, any new capital requirements, and overall liquidity going forward.

“With full availability under our revolver, cash collections trending at higher levels than originally projected, proceeds from additional dispositions and access to numerous other sources of capital, we remain comfortable with our ability to meet all liquidity needs going forward and are positioned to take advantage of all opportunities that come available,” said Steve Richter, Executive Vice President and Chief Financial Officer.

2021 Guidance

The Company is providing initial guidance for its 2021 fiscal year.  As discussed above, there remains significant uncertainty regarding the impact of the pandemic going forward and the related economic outlook for the year.  This guidance is based on an expected gradual improvement in the economy and the retail environment as the country moves through the vaccination process during the remainder of the year.  The Company anticipates that bad debt expense/uncollectible revenue will decrease from 2020 levels, but this benefit will be largely offset by tenant fallout and terminations, both fallout that has occurred and additional fallout anticipated.  Additionally, the guidance does not anticipate taking any new tenants to cash basis or additional straight line rent write-offs, so this along with a normalized straight line rent forecast anticipates a benefit of $.12 per share to 2021.  The new development program will contribute approximately $.01 per share composed of net operating income coming on line of $.08, offset by a reduction in interest capitalized of $0.05 per share and capitalized overhead of $.02 per share.  Also included in this FFO guidance is the impact of $100 to $150 million of dispositions which is front-end loaded and $50 to $100 million of acquisitions which is back-end loaded.  The net impact of these projected transactions on FFO is a decrease $.05 per share. Additionally, the impact of 2020 dispositions will further reduce 2021 FFO by $.07 per share.  Guidance for 2021 is as follows:

2021 Guidance
Net Income (per share)	$0.68 - $0.81
NAREIT FFO (per share)	$1.65 - $1.75
Core FFO (per share)	$1.65 - $1.75
Acquisitions	$50 - $100 million
Dispositions	$100 - $150 million

This information is also included on page 10 of the Company’s Supplemental.

Dividends

The Board of Trust Managers declared a quarterly cash dividend of $0.30 per common share payable on March 16, 2021 to shareholders of record on March 9, 2021.  This represents an annualized dividend of $1.20 per share which results in a payout ratio of approximately 70% of the Company’s projected 2021 NAREIT FFO based upon the mid-point of the Company’s FFO guidance.  Management is comfortable with this 67% increase based on continued strong cash collection metrics, signed new leases that have not commenced and a strong leasing pipeline.   The Company also paid a special dividend of $0.36 per share in December 2020.  The Company will carefully monitor economic conditions and the impact on its cash flow during the year to determine if changes to the amount of the quarterly dividend is warranted.

Conference Call Information

The Company also announced that it will host a live webcast of its quarterly conference call on February 23, 2021 at 10:00 a.m. Central Time.  The live webcast can be accessed via the Company’s website at www.weingarten.com.  Alternatively, if you are not able to access the call on the web, you can listen live by phone by calling (888) 895-5271 (conference ID #49825276).  A replay will be available through the Company’s website starting approximately two hours following the live call.

About Weingarten Realty Investors

Weingarten Realty Investors (NYSE: WRI) is a shopping center owner, manager and developer.  At December 31, 2020, the Company owned or operated under long-term leases, either directly or through its interest in real estate joint ventures or partnerships, a total of 159 properties which are located in 15 states spanning the country from coast to coast. These properties represent approximately 30.2 million square feet of which our interests in these properties aggregated approximately 20.7 million square feet of leasable area. To learn more about the Company’s operations and growth strategies, please visit www.weingarten.com.

Forward-Looking Statements

Statements included herein that state the Company’s or Management’s intentions, hopes, beliefs, expectations or predictions of the future are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 which by their nature, involve known and unknown risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied by such statements.  These risks and uncertainties include those related to the COVID-19 pandemic, about which there are still many unknowns, including the duration of the pandemic and the extent of its impact, as well as those discussed in the Company’s regulatory filings with the Securities and Exchange Commission, which include other information or factors that may impact the Company’s performance.

Projections involve numerous assumptions such as rental income (including assumptions on percentage rent), interest rates, tenant defaults, occupancy rates, volume and pricing of properties held for disposition, volume and pricing of acquisitions, expenses (including salaries and employee costs), insurance costs and numerous other factors.  Not all of these factors are determinable at this time and actual results may vary from the projected results, and may be above or below the ranges indicated.  The above ranges represents management’s estimate of results based upon these assumptions as of the date of this press release.  Accordingly, there is no assurance that our projections will be realized.

Weingarten Realty Investors

(in thousands, except per share amounts)

Financial Statements

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)		(Unaudited)
Revenues:
Rentals, net	$109,046	$115,780	$422,339	$472,446
Other	3,029	3,685	11,578	14,179
Total Revenues	112,075	119,465	433,917	486,625
Operating Expenses:
Depreciation and amortization	37,701	33,355	149,930	135,674
Operating	25,121	24,693	91,075	94,620
Real estate taxes, net	15,344	13,741	62,564	60,813
Impairment loss	24,109	—	24,153	74
General and administrative	11,916	9,021	37,388	35,914
Total Operating Expenses	114,191	80,810	365,110	327,095
Other Income (Expense):
Interest expense, net	(15,726)	(13,539)	(61,148)	(57,601)
Interest and other income, net	4,929	3,594	7,143	11,003
Gain on sale of property	33,660	45,951	65,402	189,914
Total Other Income	22,863	36,006	11,397	143,316
Income Before Income Taxes and Equity in Earnings of Real Estate Joint Ventures and Partnerships	20,747	74,661	80,204	302,846
Benefit (Provision) for Income Taxes	259	(358)	(451)	(1,040)
Equity in Earnings of Real Estate Joint Ventures and Partnerships, net	3,867	2,989	39,206	20,769
Net Income	24,873	77,292	118,959	322,575
Less: Net Income Attributable to Noncontrolling Interests	(1,803)	(2,074)	(6,810)	(7,140)
Net Income Attributable to Common Shareholders -- Basic	$23,070	$75,218	$112,149	$315,435
Net Income Attributable to Common Shareholders -- Diluted	$23,070	$75,746	$112,149	$317,547
Earnings Per Common Share -- Basic	$0.18	$0.59	$0.88	$2.47
Earnings Per Common Share -- Diluted	$0.18	$0.58	$0.88	$2.44

Weingarten Realty Investors

(in thousands)

Financial Statements

	December 31,
	2020	2019
	(Unaudited)	(Audited)
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS
Property	$4,246,334	$4,145,249
Accumulated Depreciation	(1,161,970)	(1,110,675)
Investment in Real Estate Joint Ventures and Partnerships, net	369,038	427,947
Unamortized Lease Costs, net	174,152	148,479
Accrued Rent, Accrued Contract Receivables and Accounts Receivable, net	81,016	83,639
Cash and Cash Equivalents	35,418	41,481
Restricted Deposits and Escrows	12,338	13,810
Other, net	205,074	188,004
Total Assets	$3,961,400	$3,937,934

LIABILITIES AND EQUITY
Debt, net	$1,838,419	$1,732,338
Accounts Payable and Accrued Expenses	104,990	111,666
Other, net	217,489	217,770
Total Liabilities	2,160,898	2,061,774

Commitments and Contingencies	—	—

EQUITY
Common Shares of Beneficial Interest	3,866	3,905
Additional Paid-In Capital	1,755,770	1,779,986
Net Income Less Than Accumulated Dividends	(128,813)	(74,293)
Accumulated Other Comprehensive Loss	(12,050)	(11,283)
Shareholders' Equity	1,618,773	1,698,315
Noncontrolling Interests	181,729	177,845
Total Liabilities and Equity	$3,961,400	$3,937,934

Non-GAAP Financial Measures

Certain aspects of our key performance indicators are considered non-GAAP financial measures. Management uses these measures along with our Generally Accepted Accounting Principles ("GAAP") financial statements in order to evaluate our operating results.  Management believes these additional measures provide users of our financial information additional comparable indicators of our industry, as well as, our performance.

Funds from Operations Attributable to Common Shareholders

Effective January 1, 2019, the National Association of Real Estate Investment Trusts ("NAREIT") defines NAREIT FFO as net income (loss) attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from sales of certain real estate assets (including: depreciable real estate with land, land, development property and securities), changes in control of real estate equity investments, and interests in real estate equity investments and their applicable taxes, plus depreciation and amortization related to real estate and impairment of certain real estate assets and in substance real estate equity investments, including our share of unconsolidated real estate joint ventures and partnerships.  The Company calculates NAREIT FFO in a manner consistent with the NAREIT definition.

Management believes NAREIT FFO is a widely recognized measure of REIT operating performance which provides our shareholders with a relevant basis for comparison among other REITs.  Management uses NAREIT FFO as a supplemental internal measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income by itself as the primary measure of our operating performance.  Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that uses historical cost accounting is insufficient by itself.  There can be no assurance that NAREIT FFO presented by the Company is comparable to similarly titled measures of other REITs.

The Company also presents Core FFO as an additional supplemental measure as it is more reflective of the core operating performance of our portfolio of properties.  Core FFO is defined as NAREIT FFO excluding charges and gains related to non-cash, non-operating assets and other transactions or events that hinder the comparability of operating results.  Specific examples of items excluded from Core FFO include, but are not limited to, gains or losses associated with the extinguishment of debt or other liabilities and transactional costs associated with development activities.  NAREIT FFO and Core FFO should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity.  NAREIT FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

NAREIT FFO and Core FFO is calculated as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

	(Unaudited)		(Unaudited)
Net income attributable to common shareholders	$23,070	$75,218	$112,149	$315,435
Depreciation and amortization of real estate	37,579	33,154	149,389	134,772
Depreciation and amortization of real estate of unconsolidated real estate joint ventures and partnerships	4,897	3,478	17,251	12,152
Impairment of properties and real estate equity investments	24,109	3,070	24,153	3,144
(Gain) on sale of property, investment securities and interests in real estate equity investments	(33,653)	(45,950)	(65,385)	(190,597)
(Gain) on dispositions of unconsolidated real estate joint ventures and partnerships	(18)	—	(23,523)	(1,380)
Provision for income taxes (1)	—	276	2	133
Noncontrolling interests and other (2)	(621)	(545)	(1,852)	(2,051)
NAREIT FFO – basic	55,363	68,701	212,184	271,608
Income attributable to operating partnership units	481	528	1,731	2,112
NAREIT FFO – diluted	55,844	69,229	213,915	273,720
Adjustments for Core FFO:
Contract terminations	—	—	340	—
Other	—	—	—	10
Core FFO – diluted	$55,844	$69,229	$214,255	$273,730

FFO weighted average shares outstanding – basic	126,795	127,882	127,291	127,842
Effect of dilutive securities:
Share options and awards	858	851	878	842
Operating partnership units	1,432	1,432	1,432	1,432
FFO weighted average shares outstanding – diluted	129,085	130,165	129,601	130,116

NAREIT FFO per common share – basic	$0.44	$0.54	$1.67	$2.12

NAREIT FFO per common share – diluted	$0.43	$0.53	$1.65	$2.10

Core FFO per common share – diluted	$0.43	$0.53	$1.65	$2.10

(1)	The applicable taxes related to gains and impairments of operating and non-operating real estate assets.
(2)	Related to gains, impairments and depreciation on operating properties and unconsolidated real estate joint ventures, where applicable.

Same Property Net Operating Income

Management considers SPNOI an important additional financial measure because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates and operating costs.  The Company calculates this most useful measurement by determining our proportional share of SPNOI from all owned properties, including the Company’s share of SPNOI from unconsolidated joint ventures and partnerships, which cannot be readily determined under GAAP measurements and presentation.  Although SPNOI (see page 1 of the supplemental disclosure regarding this presentation and limitations thereof) is a widely used measure among REITs, there can be no assurance that SPNOI presented by the Company is comparable to similarly titled measures of other REITs.  Additionally, the Company does not control these unconsolidated joint ventures and partnerships, and the assets, liabilities, revenues or expenses of these joint ventures and partnerships, as presented, do not represent its legal claim to such items.

Properties are included in the SPNOI calculation if they are owned and operated for the entirety of the most recent two fiscal year periods, except for properties for which significant redevelopment or expansion occurred during either of the periods presented, and properties that have been sold.  While there is judgment surrounding changes in designations, management moves new development and redevelopment properties once they have stabilized, which is typically upon attainment of 90% occupancy.  A rollforward of the properties included in the Company’s same property designation is as follows:

	Three Months Ended	Twelve Months Ended
	December 31, 2020	December 31, 2020
Beginning of the period	145	155
Properties removed:
Redevelopments	—	(1)
Dispositions	(2)	(10)
Other	(1)	(2)
End of the period	142	142

The Company calculates SPNOI using net income attributable to common shareholders excluding net income attributable to noncontrolling interests, other income (expense), income taxes and equity in earnings of real estate joint ventures and partnerships. Additionally to reconcile to SPNOI, the Company excludes the effects of property management fees, certain non-cash revenues and expenses such as straight-line rental revenue and the related reversal of such amounts upon early lease termination, depreciation and amortization, impairment losses, general and administrative expenses and other items such as lease cancellation income, environmental abatement costs, demolition expenses and lease termination fees. Consistent with the capital treatment of such costs under GAAP, tenant improvements, leasing commissions and other direct leasing costs are excluded from SPNOI. A reconciliation of net income attributable to common shareholders to SPNOI is as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

	(Unaudited)		(Unaudited)
Net income attributable to common shareholders	$23,070	$75,218	$112,149	$315,435
Add:
Net income attributable to noncontrolling interests	1,803	2,074	6,810	7,140
(Benefit) provision for income taxes	(259)	358	451	1,040
Interest expense, net	15,726	13,539	61,148	57,601
Property management fees	948	686	3,773	2,899
Depreciation and amortization	37,701	33,355	149,930	135,674
Impairment loss	24,109	—	24,153	74
General and administrative	11,916	9,021	37,388	35,914
Other (1)	103	937	573	3,762
Less:
Gain on sale of property	(33,660)	(45,951)	(65,402)	(189,914)
Equity in earnings of real estate joint ventures and partnership interests, net	(3,867)	(2,989)	(39,206)	(20,769)
Interest and other income, net	(4,929)	(3,594)	(7,143)	(11,003)
Other (2)	(3,641)	(3,817)	(3,089)	(14,871)
Adjusted income	69,020	78,837	281,535	322,982
Less: Adjusted income related to consolidated entities not defined as same property and noncontrolling interests	(5,900)	(6,540)	(28,271)	(38,628)
Add: Pro rata share of unconsolidated entities defined as same property	5,742	6,057	23,125	23,958
Same Property Net Operating Income	$68,862	$78,354	$276,389	$308,312

(1)    Other includes items such as environmental abatement costs, demolition expenses and lease termination fees.

(2)    Other consists primarily of straight-line rentals, lease cancellation income and fee income primarily from real estate joint ventures and partnerships.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate

NAREIT defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense (benefit), depreciation and amortization and impairment of depreciable real estate and in substance real estate equity investments; plus or minus gains or losses from sales of certain real estate assets and interests in real estate equity investments; and adjustments to reflect our share of unconsolidated real estate joint ventures and partnerships for these items.  The Company calculates EBITDAre in a manner consistent with the NAREIT definition.

As mentioned above, NAREIT FFO is a widely recognized measure of REIT operating performance which provides our shareholders with a relevant basis for comparing earnings performance among other REITs based upon the unique capital structure of each REIT.  However as a basis of comparability that is independent of a company's capital structure, management believes that since EBITDA is a widely known and understood measure of performance, EBITDAre will represent an additional supplemental non-GAAP performance measure that will provide investors with a relevant basis for comparing REITs.  There can be no assurance that EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs.

The Company also presents Core EBITDAre as an additional supplemental measure as it is more reflective of the core operating performance of our portfolio of properties.  Core EBITDAre is defined as NAREIT EBITDAre excluding charges and gains related to non-cash and non-operating transactions and other events that hinder the comparability of operating results.  Specific examples of items excluded from Core EBITDAre include, but are not limited to, gains or losses associated with the extinguishment of debt or other liabilities, and transactional costs associated with development activities.  EBITDAre and Core EBITDAre should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity.  EBITDAre and Core EBITDAre do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

EBITDAre and Core EBITDAre is calculated as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre):
Net income	$24,873	$77,292	$118,959	$322,575
Interest expense, net	15,726	13,539	61,148	57,601
(Benefit) provision for income taxes	(259)	358	451	1,040
Depreciation and amortization of real estate	37,701	33,355	149,930	135,674
Impairment loss on operating properties and real estate equity investments	24,109	3,070	24,153	3,144
Gain on sale of property and investment securities (1)	(33,661)	(45,950)	(65,401)	(190,653)
EBITDAre adjustments of unconsolidated real estate joint ventures and partnerships, net (2)	5,661	4,377	(2,745)	14,439
Total EBITDAre	74,150	86,041	286,495	343,820
Adjustments for Core EBITDAre:
Contract terminations	—	—	340	—
Other	—	—	—	10
Total Core EBITDAre	$74,150	$86,041	$286,835	$343,830

(1)    Includes a gain on sale of non-operating assets of $.7 million and $.5 million for the twelve months ended December 31, 2020 and 2019, respectively.

(2)    Includes a gain on the sale of operating properties of $23.5 million and $1.1 million for the twelve months ended December 31, 2020 and 2019, respectively.  Also includes $.3 million gain on sale of non-operating assets for the twelve months ended December 31, 2019.